Exhibit 99.1

NEWS RELEASE

June 10, 2024 Contact: Peter D. Thompson, EVP and CFO

FOR IMMEDIATE RELEASE(301) 429-4638

Washington, DC

URBAN ONE, INC. REPORTS YEAR END 2023 AND FIRST QUARTER 2024 RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the year ended December 31, 2023 and for the three months ended March 31, 2024. For the year ended December 31, 2023 net revenue was approximately $477.7 million, a decrease of 1.4% from the same period in 2022. The Company reported operating loss of approximately $31.6 million for the year ended December 31, 2023, compared to operating income of approximately $91.1 million for the year ended December 31, 2022. Broadcast and digital operating income1 was approximately $168.4 million, a decrease of 16.5% from the same period in 2022. Net income was approximately $2.1 million or $0.04 per share (basic) compared to $34.3 million or $0.70 per share (basic) for the same period in 2022. Adjusted EBITDA2 was approximately $128.4 million for the year ended December 31, 2023, compared to approximately $165.2 million for the same period in 2022.

For the three months ended December 31, 2023 net revenue was approximately $120.3 million, a decrease of 9.2% from the same period in 2022. The Company reported operating income of approximately $6.8 million for the three months ended December 31, 2023, compared to operating income of approximately $11.3 million for the three months ended December 31, 2022. Broadcast and digital operating income1 was approximately $38.0 million, a decrease of 19.6% from the same period in 2022. Net loss was approximately $11.0 million or $0.23 per share (basic) compared to a loss of $1.9 million or $0.04 per share (basic) for the same period in 2022. Adjusted EBITDA2 was approximately $26.4 million for the three months ended December 31, 2023, compared to approximately $31.3 million for the same period in 2022.

For the three months ended March 31, 2024 net revenue was approximately $104.4 million, a decrease of 5.0% from the same period in 2023. The Company reported operating income of approximately $12.9 million for the three months ended March 31, 2024, compared to operating income of approximately $8.1 million for the three months ended March 31, 2023. Broadcast and digital operating income1 was approximately $32.0 million, a decrease of 18.5% from the same period in 2023. Net income was approximately $7.5 million or $0.15 per share (basic) compared to a loss of $2.9 million or $0.06 per share (basic) for the same period in 2023. Adjusted EBITDA2 was approximately $21.5 million for the three months ended March 31, 2024, compared to approximately $30.3 million for the same period in 2023.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “our Adjusted EBITDA for FY23 came in just above the high-end of our previous guidance at $128.4m. As expected, we suffered a drop in radio division broadcast cash flow as a result of reduced political advertising compared to Q4 2022. Other divisions performed broadly in line with expectations, although the continuing churn in cable television subscribers remains an industry-wide concern. For Q1 our national radio revenues were hit by tough comparatives on a handful of large clients plus a general softness in the market. Second quarter radio pacing’s are sequentially better, with same station core revenues down mid-single-digits and low-single digits including political. Cable television affiliate fees continue to be a drag, with Q1 down 12.8% year over year. Demand for some of our digital products was soft in Q1, with net digital segment revenue down 7.3%. National direct digital revenue was down double digits, partially offset by growth in VOD, streaming audio and podcast. We are optimistic about political advertising revenues for the remainder of the year, which should benefit both our radio and digital divisions. During Q1 we repurchased $75.0 million of our 2028 notes at 88.3%, and we ended the quarter with approximately $155.7 million of cash.”

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PAGE 2 & 3 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

STATEMENT OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$ 120,344	$ 132,566	$ 477,690	$ 484,604
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	36,580	36,270	136,884	122,629
Selling, general and administrative, excluding stock-based compensation	45,807	49,082	172,440	160,403
Corporate selling, general and administrative, excluding stock-based compensation	23,251	18,648	53,583	49,854
Stock-based compensation	2,160	4,338	9,975	9,912
Depreciation and amortization	810	2,643	7,101	10,034
Impairment of goodwill, intangible assets, and long-lived assets	4,972	10,328	129,278	40,683
Total operating expenses	113,580	121,309	509,261	393,515
Operating income (loss)	6,764	11,257	(31,571)	91,089
INTEREST INCOME	2,479	465	6,967	939
INTEREST EXPENSE	14,173	14,628	56,196	61,751
GAIN ON RETIREMENT OF DEBT	-	3,026	2,356	6,718
Other (loss) income, net	(451)	2,351	96,084	16,083
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(5,381)	2,471	17,640	53,078
PROVISION FOR INCOME TAXES	2,686	3,615	7,944	16,418
Net (loss) income from consolidated operations	(8,067)	(1,144)	9,696	36,660
Loss from unconsolidated joint venture	(2,403)	-	(5,131)	-
NET (LOSS) INCOME	(10,470)	(1,144)	4,565	36,660
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	515	764	2,515	2,317
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (10,985)	$ (1,908)	$ 2,050	$ 34,343

Weighted average shares outstanding - basic[3]	47,804,932	48,928,063	47,645,678	48,928,063
Weighted average shares outstanding - diluted[4]	47,804,932	52,174,337	50,243,810	52,174,337

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	Three Months Ended March 31,
	2024	2023

STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$ 104,410	$ 109,869
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	32,659	33,854
Selling, general and administrative, excluding stock-based compensation	39,737	36,715
Corporate selling, general and administrative, excluding stock-based compensation	15,892	8,530
Stock-based compensation	1,384	3,278
Depreciation and amortization	1,850	2,597
Impairment of goodwill, intangible assets, and long-lived assets	-	16,775
Total operating expenses	91,522	101,749
Operating income	12,888	8,120
INTEREST INCOME	1,998	333
INTEREST EXPENSE	12,998	14,068
GAIN ON RETIREMENT OF DEBT	7,874	2,356
Other income (expense), net	886	(312)
Income (loss) from consolidated operations before provision for (benefit from) income taxes	10,648	(3,571)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2,502	(1,160)
Net income (loss) from consolidated operations	8,146	(2,411)
Loss from unconsolidated joint venture	(411)	-
NET INCOME (LOSS)	7,735	(2,411)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	242	511
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ 7,493	($ 2,922)

Weighted average shares outstanding - basic[3]	48,385,386	47,420,832
Weighted average shares outstanding - diluted[4]	49,921,803	47,420,832

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PAGE 4 & 5 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
PER SHARE DATA - basic and diluted:
	(in thousands, except per share data)		(in thousands, except per share data)

Net (loss) income attributable to common stockholders (basic)	(0.23)	(0.04)	0.04	0.70

Net (loss) income attributable to common stockholders (diluted)	(0.23)	(0.04)	0.04	0.66

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$ 37,957	$ 47,214	$ 168,366	$ 201,572

Broadcast and digital operating income reconciliation:

Net (loss) income attributable to common stockholders	($ 10,985)	($ 1,908)	$ 2,050	$ 34,343
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest income	(2,479)	(465)	(6,967)	(939)
Interest expense	14,173	14,628	56,196	61,751
Provision for income taxes	2,686	3,615	7,944	16,418
Corporate selling, general and administrative expenses	23,251	18,648	53,583	49,854
Stock-based compensation	2,160	4,338	9,975	9,912
Gain on retirement of debt	-	(3,026)	(2,356)	(6,718)
Other (loss) income, net	451	(2,351)	(96,084)	(16,083)
Loss from unconsolidated joint venture	2,403	-	5,131	-
Depreciation and amortization	810	2,643	7,101	10,034
Net income attributable to noncontrolling interests	515	764	2,515	2,317
Impairment of goodwill, intangible assets, and long-lived assets	4,972	10,328	129,278	40,683
Broadcast and digital operating income	$ 37,957	$ 47,214	$ 168,366	$ 201,572

Adjusted EBITDA[2]	$ 26,447	$ 31,328	$ 128,379	$ 165,180

Adjusted EBITDA reconciliation:

Net (loss) income attributable to common stockholders	$ (10,985)	$ (1,908)	$ 2,050	$ 34,343
Interest income	(2,479)	(465)	(6,967)	(939)
Interest expense	14,173	14,628	56,196	61,751
Provision for income taxes	2,686	3,615	7,944	16,418
Depreciation and amortization	810	2,643	7,101	10,034
EBITDA	$ 4,205	$ 18,513	$ 66,324	$ 121,607
Stock-based compensation	2,160	4,338	9,975	9,912
Gain on retirement of debt	-	(3,026)	(2,356)	(6,718)
Other (loss) income, net	451	(2,351)	(96,084)	(16,083)
Loss from unconsolidated joint venture	2,403	-	5,131	-
Net income attributable to noncontrolling interests	515	764	2,515	2,317
Corporate development costs	3,880	350	8,196	2,221
Employment Agreement Award and other compensation	2,832	(609)	169	1,587
Severance-related costs	352	462	669	850
Investment income (expense) from MGM National Harbor	-	2,559	(115)	8,804
Impairment of goodwill, intangible assets, and long-lived assets	4,972	10,328	129,278	40,683
Other nonrecurring expenses	4,677	-	4,677	-
Adjusted EBITDA	$ 26,447	$ 31,328	$ 128,379	$ 165,180

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	Three Months Ended March 31,
	2024	2023
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)
	(in thousands, except per share data)

Net income (loss) attributable to common stockholders (basic)	0.15	(0.06)

Net income (loss) attributable to common stockholders (diluted)	0.15	(0.06)

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$ 32,014	$ 39,300

Broadcast and digital operating income reconciliation:

Net income (loss) attributable to common stockholders	$ 7,493	($ 2,922)
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest income	(1,998)	(333)
Interest expense	12,998	14,068
Provision for (benefit from) income taxes	2,502	(1,160)
Corporate selling, general and administrative expenses	15,892	8,530
Stock-based compensation	1,384	3,278
Gain on retirement of debt	(7,874)	(2,356)
Other (income) expense, net	(886)	312
Loss from unconsolidated joint venture	411	-
Depreciation and amortization	1,850	2,597
Net income attributable to noncontrolling interests	242	511
Impairment of goodwill, intangible assets, and long-lived assets	-	16,775
Broadcast and digital operating income	$ 32,014	$ 39,300

Adjusted EBITDA[2]	$ 21,545	$ 30,285

Adjusted EBITDA reconciliation:

Net income (loss) attributable to common stockholders	$ 7,493	($ 2,922)
Interest income	(1,998)	(333)
Interest expense	12,998	14,068
Provision for (benefit from) income taxes	2,502	(1,160)
Depreciation and amortization	1,850	2,597
EBITDA	$ 22,845	$ 12,250
Stock-based compensation	1,384	3,278
Gain on retirement of debt	(7,874)	(2,356)
Other (income) expense, net	(886)	312
Loss from unconsolidated joint venture	411	-
Net income attributable to noncontrolling interests	242	511
Corporate costs	5,359	(376)
Employment Agreement Award and other compensation	-	(144)
Severance-related costs	64	150
Impairment of goodwill, intangible assets, and long-lived assets	-	16,775
Investment expense from MGM National Harbor	-	(115)
Adjusted EBITDA	$ 21,545	$ 30,285

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PAGE 6 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2023 RESULTS

	December 31, 2023	December 31, 2022

	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	233,570	101,879
Intangible assets, net	645,979	765,191
Available-for-sale securities - at fair value	-	136,826
Total assets	1,211,173	1,344,646
Total debt (including current portion, net of issuance costs)	716,246	739,000
Total liabilities	920,588	981,973
Total stockholders' equity	274,065	330,750
Redeemable noncontrolling interests	16,520	31,923

	December 31, 2023	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $10.2 million (fixed rate)	$ 716,246	7.375%

	March 31, 2024	December 31, 2023
	(unaudited)

	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	155,746	233,570
Intangible assets, net	644,688	645,979
Total assets	1,126,023	1,211,173
Total debt (including current portion, net of issuance costs)	642,579	716,246
Total liabilities	832,457	920,588
Total stockholders' equity	285,202	274,065
Redeemable noncontrolling interests	8,364	16,520

	March 31, 2024	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $10.2 million (fixed rate)	$ 642,579	7.375%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 7 & 8 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

During the year ended December 31, 2023, we recognized approximately $477.7 million in net revenue compared to approximately $484.6 million during the year ended December 31, 2022. These amounts are net of agency and outside sales representative commissions. We recognized approximately $156.2 million of revenue from our radio broadcasting segment during the year ended December 31, 2023, compared to approximately $156.7 million for the year ended December 31, 2022, a decrease of approximately $0.5 million, primarily due to lower political revenue offset by new stations in the Indianapolis and Houston markets. Based on reports prepared by Miller Kaplan, the markets we operate in decreased 5.5% in total revenues. We experienced net revenue reduction in all of our existing radio markets, with the exception of Cleveland and Columbus. We recognized approximately $52.9 million of revenue from our Reach Media segment during the year ended December 31, 2023, compared to approximately $43.1 million for the year ended December 31, 2022, an increase of approximately $9.8 million. The increase was primarily driven by the addition of the Fantastic Voyage cruise during the second quarter of 2023. We recognized approximately $75.5 million of revenue from our digital segment during the year ended December 31, 2023, compared to $78.5 million during the year ended December 31, 2022, a decrease of approximately $3.0 million. This decrease was primarily driven by a decrease in direct revenue. We recognized approximately $196.2 million of revenue from our cable television segment during the year ended December 31, 2023, compared to $209.9 million during the year ended December 31, 2022, a decrease of approximately $13.7 million. The decrease was primarily driven by a decrease in affiliate fees due to subscriber churn, lower ratings and decreased advertising sales.

During the three months ended March 31, 2024, we recognized approximately $104.4 million in net revenue compared to approximately $109.9 million during the three months ended March 31, 2023. These amounts are net of agency and outside sales representative commissions. We recognized approximately $36.4 million of revenue from our radio broadcasting segment during the three months ended March 31, 2024, compared to approximately $35.2 million during the three months ended March 31, 2023, an increase of approximately $1.2 million. This increase was primarily due to the Houston station acquisition, which was completed in August 2023, offset by a decrease in national advertising. We recognized approximately $8.5 million of revenue from our Reach Media segment during the three months ended March 31, 2024, compared to approximately $10.9 million for the three months ended March 31, 2023, a decrease of approximately $2.4 million. The decrease was primarily driven by the decrease in overall demand and attrition of advertisers. We recognized approximately $14.0 million of revenue from our digital segment during the three months ended March 31, 2024, compared to approximately $15.1 million for the three months ended March 31, 2023, a decrease of approximately $1.1 million. The decrease was primarily driven by a decrease in national markets digital sales and lower demand from the Company’s advertisers. We recognized approximately $46.2 million of revenue from our cable television segment during the three months ended March 31, 2024, compared to approximately $49.7 million for the three months ended March 31, 2023, a decrease of approximately $3.5 million. The decrease was primarily driven by a decrease in audience viewership affecting advertising sales and the consistent churn in subscribers.

The following charts indicates the sources of our net revenue for the year end December 31, 2023 and three months ended March 31, 2024:

	Three Months Ended December 31,
	2023	2022	$ Change	% Change

	(Unaudited)
	(in thousands)
		(As Restated)
Net Revenue:
Radio Advertising	$47,814	$48,542	$(728)	-1.5%
Political Advertising	1,948	8,089	(6,141)	-75.9%
Digital Advertising	20,838	23,301	(2,463)	-10.6%
Cable Television Advertising	27,021	26,522	499	1.9%
Cable Television Affiliate Fees	20,158	23,278	(3,120)	-13.4%
Event Revenues & Other	2,564	2,834	(270)	-9.5%

Net Revenue (as reported)	$120,344	$132,566	$(12,222)	-9.2%

	Years Ended December 31,
	2023	2022	$ Change	% Change

	(in thousands)
Net Revenue:
Radio Advertising	$182,362	$177,268	$5,094	2.9%
Political Advertising	3,881	13,226	(9,345)	-70.7%
Digital Advertising	74,866	76,730	(1,864)	-2.4%
Cable Television Advertising	108,307	112,857	(4,550)	-4.0%
Cable Television Affiliate Fees	87,747	96,963	(9,216)	-9.5%
Event Revenues & Other	20,527	7,560	12,967	171.5%

Net Revenue (as reported)	$477,690	$484,604	$(6,914)	-1.4%

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	Three Months Ended March 31,
	2024	2023	$ Change	% Change

	(Unaudited)
	(in thousands)
		(As Restated)
Net Revenue:
Radio Advertising	$41,341	$43,108	$(1,767)	-4.1%
Political Advertising	1,237	296	941	317.9%
Digital Advertising	13,946	15,024	(1,078)	-7.2%
Cable Television Advertising	25,365	25,822	(457)	-1.8%
Cable Television Affiliate Fees	20,787	23,837	(3,050)	-12.8%
Event Revenues & Other	1,734	1,782	(48)	-2.7%

Net Revenue (as reported)	$104,410	$109,869	$(5,459)	-5.0%

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PAGE 9 & 10 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of long-lived assets, increased to approximately $362.9 million for the year ended December 31, 2023, up 9.0% from the approximately $332.9 million incurred for the comparable period in 2022. The overall operating expense increase was driven by higher programming and technical expenses and higher selling, general and administrative expenses and higher corporate selling, general and administrative expenses. There was an increase of approximately $12.4 million in Radio broadcasting’s programming and technical expenses and selling and general expenses primarily related to acquisitions in our Indianapolis and Houston markets. There was an increase in Cable television’s programming and technical expenses due to higher content amortization expense and increased payroll expenses. Reach Media’s selling, general and administrative expenses increased $10.2 million primarily due to the Fantastic Voyage cruise. There was an increase of approximately $3.7 million in corporate selling, general and administrative expenses relating to higher third-party consulting fees.

Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of long-lived assets, increased to approximately $88.3 million for the three months ended March 31, 2024, up 11.6% from the approximately $79.1 million incurred for the comparable period in 2023. The overall increase in operating expense was due to an uptick in third-party consulting fees and an increase in expenses resulting from the Houston station acquisition.

Depreciation and amortization expense was approximately $7.1 million for the year ended December 31, 2023, compared to approximately $10.0 million for the year ended December 31, 2022, a decrease of approximately $2.9 million. This decrease is due to capitalized assets becoming fully depreciated.

Depreciation and amortization expense was approximately $1.9 million for the three months ended March 31, 2024 compared to approximately $2.6 million for the three months ended March 31, 2023, a decrease of approximately $0.7 million due to capitalized assets becoming fully depreciated.

Impairment of goodwill, intangible assets and long-lived assets was approximately $129.3 million during the year ended December 31, 2023 compared to $40.7 million for the year ended December 31, 2022, an increase of approximately $88.6 million. The impairment loss of $129.3 million in 2023 was entirely associated with the impairment of broadcasting licenses within the radio broadcasting segment. The primary factors leading to the impairments were a decline in projected gross market revenues throughout 2023 and an increase in discount rate during the first three quarters in 2023.

There was no impairment of goodwill, intangible assets and long-lived assets during the three months ended March 31, 2024 compared to $16.8 million for the three months ended March 31, 2023. The expense for the three months ended March 31, 2023 was driven by an impairment loss associated with the sale of the KROI-FM radio broadcasting license.

Interest income was approximately $7.0 million for the year ended December 31, 2023 compared to approximately $0.9 million for the year ended December 31, 2022, an increase of approximately $6.0 million. The increase was primarily due to higher cash and cash equivalents balances during the year ended December 31, 2023.

Interest income was approximately $2.0 million for the three months ended March 31, 2024 compared to $0.3 million for the three months ended March 31, 2023. The increase was driven by higher cash and cash equivalents balances in the three months ended March 31, 2024 than in the corresponding period in 2023

Interest expense decreased to approximately $56.2 million for the year ended December 31, 2023, compared to approximately $61.8 million for the year ended December 31, 2022, a decrease of approximately $5.6 million. The decrease is due to lower overall debt balances outstanding. During the year ended December 31, 2023, the Company repurchased approximately $25.0 million of its $825.0 million in aggregate principal amount of senior secured notes due 2028 (“2028 Notes”) at an average price of approximately 89.1% of par.

Interest expense was approximately $13.0 million for the three months ended March 31, 2024 compared to approximately $14.1 million for the three months ended March 31, 2023, a decrease of approximately $1.1 million. The decrease was due to lower overall debt balances outstanding. During the first quarter of 2024, the Company repurchased approximately $75.0 million of its 2028 Notes at an average price of approximately 88.3% of par.

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Other income, net increased $80.0 million for the year ended December 31, 2023 from the year ended December 31, 2022. The increase was primarily due to the gain on sale of the Company’s MGM Investment, which was recognized in other income, net, during the year ended December 31, 2023. During the year ended December 31, 2022, the Company recognized income related to the MGM investment as well as the Paycheck Protection Program loan program (“PPP”) and related accrued interest that was forgiven in other income, net.

Other income, net, was approximately $0.9 million for the three months ended March 31, 2024 compared to other expense, net of $0.3 million for the three months ended March 31, 2023. During the three months ended March 31, 2024, the Company recognized income related to the sale of its equity interest in Broadcast Music Inc.

For the year ended December 31, 2023, we recorded a provision for income taxes of approximately $7.9 million on the pre-tax income of $17.6 million resulting with an annual effective tax rate of 45.0%. The difference between the effective rate and the Company’s statutory rate relates primarily to the effect of state taxes, uncertain tax positions, Internal Revenue Code (“IRC”) Section 382 adjustments, and permanent differences associated with non-deductible officer compensation. For the year ended December 31, 2022, we recorded a provision for income taxes of approximately $16.4 million on pre-tax income of $53.1 million resulting with an annual effective tax rate of 30.9%. This rate primarily reflects taxes at statutory tax rates, and the impact of permanent differences associated with non-deductible officer compensation, and non-taxable PPP Loan income forgiveness. In general, permanent book to tax differences have a greater impact on pre-tax income when the income is lower in the given period.

For the three months ended March 31, 2024, we recorded a provision for income taxes of approximately $2.5 million. This amount is based on the actual effective tax rate of 23.5%. This rate includes $0.3 million of discrete tax benefits primarily related to deferred rate changes. For the three months ended March 31, 2023, we recorded a benefit from income taxes of approximately $1.2 million on pre-tax loss from consolidated operations of approximately $3.6 million which results in an effective tax rate of 32.5%. This rate includes $0.1 million of discrete tax benefits primarily related to statutory state tax rate changes.

Other pertinent financial information includes capital expenditures of approximately $9.1 million and $7.6 million for the year ended December 31, 2023 and 2022, respectively.

Other pertinent financial information includes capital expenditures of approximately $1.8 million and $2.0 million for the three months ended March 31, 2024 and 2023, respectively.

During the year ended December 31, 2023, the Company did not repurchase any shares of Class A common stock and repurchased 313,272 shares of Class D common stock in the amount of approximately $1.6 million. During the year ended December 31, 2022, the Company did not repurchase any shares of Class A common stock and repurchased 5,124,671 shares of Class D common stock in the amount of approximately $26.5 million.

During the three months ended March 31, 2024, the Company did not repurchase any shares of Class A common stock and repurchased 396,052 shares of Class D common stock in the amount of approximately $1.4 million. During the three months ended March 31, 2023, the Company did not repurchase any shares of Class A common stock and repurchased 256,442 shares of Class D common stock in the amount of approximately $1.3 million.

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PAGE 11 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the year end December 31, 2023 and the three months ended March 31, 2024 are included.

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PAGE 12, 13 & 14 -- URBAN ONE, INC. REPORTS YEAR END 2023 & FIRST QUARTER 2024 RESULTS

	Three Months Ended December 31, 2023
	(in thousands)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$120,344	$41,686	$10,763	$21,159	$47,312	$(576)
OPERATING EXPENSES:
Programming and technical	36,580	11,135	4,238	5,158	16,373	(324)
Selling, general and administrative	45,807	23,342	2,026	13,261	7,381	(203)
Corporate selling, general and administrative	23,251	-	1,185	-	2,906	19,160
Stock-based compensation	2,160	616	(180)	42	1	1,681
Depreciation and amortization	810	977	42	275	42	(526)
Impairment of goodwill, intangible assets, and long-lived assets	4,972	4,972	-	-	-	-
Total operating expenses	113,580	41,042	7,311	18,736	26,703	19,788
Operating income (loss)	6,764	644	3,452	2,423	20,609	(20,364)
INTEREST INCOME	2,479	-	-	-	-	2,479
INTEREST EXPENSE	14,173	56	-	-	-	14,117
GAIN ON RETIREMENT OF DEBT	-	-	-	-	-	-
OTHER (LOSS) INCOME, net	(451)	14	-	-	-	(465)
(Loss) income before income from consolidated operations before provision for (benefit from) income taxes	(5,381)	602	3,452	2,423	20,609	(32,467)
PROVISION FOR INCOME TAXES	2,686	2,598	1,207	654	7,560	(9,333)
Net (loss) income from consolidated operations	(8,067)	(1,996)	2,245	1,769	13,049	(23,134)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(2,403)	-	-	-	-	(2,403)
NET (LOSS) INCOME	(10,470)	(1,996)	2,245	1,769	13,049	(25,537)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	515	-	-	-	-	515
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,985)	$(1,996)	$2,245	$1,769	$13,049	$(26,052)

Adjusted EBITDA[2]	$26,447	$8,469	$3,417	$3,518	$21,842	$(10,799)

	Three Months Ended December 31, 2022
	(in thousands)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$132,566	$47,587	$11,923	$24,171	$49,727	$(842)
OPERATING EXPENSES:
Programming and technical	36,270	10,898	4,911	5,983	14,868	(390)
Selling, general and administrative	49,082	21,470	2,445	16,256	9,404	(493)
Corporate selling, general and administrative	18,648	-	1,419	-	3,637	13,592
Stock-based compensation	4,338	193	414	32	208	3,491
Depreciation and amortization	2,643	934	45	328	994	342
Impairment of goodwill, intangible assets, and long-lived assets	10,328	10,328	-	-	-	-
Total operating expenses	121,309	43,823	9,234	22,599	29,111	16,542
Operating income (loss)	11,257	3,764	2,689	1,572	20,616	(17,384)
INTEREST INCOME	465	-	-	-	-	465
INTEREST EXPENSE	14,628	50	-	76	1,919	12,583
GAIN ON RETIREMENT OF DEBT	3,026	-	-	-	-	3,026
OTHER INCOME (LOSS), net	2,351	(489)	-	266	-	2,574
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	2,471	3,225	2,689	1,762	18,697	(23,902)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,615	11,109	(227)	1,448	489	(9,204)
Net (loss) income from consolidated operations	(1,144)	(7,884)	2,916	314	18,208	(14,698)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	-	-	-	-	-	-
NET (LOSS) INCOME	(1,144)	(7,884)	2,916	314	18,208	(14,698)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	764	-	-	-	-	764
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,908)	$(7,884)	$2,916	$314	$18,208	$(15,462)

Adjusted EBITDA[2]	$31,328	$15,335	$3,089	$1,933	$21,820	$(10,849)

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	Year Ended December 31, 2023
	(in thousands)

						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$477,690	$156,214	$52,888	$75,495	$196,207	$(3,114)
OPERATING EXPENSES:
Programming and technical	136,884	43,705	16,207	15,490	62,935	(1,453)
Selling, general and administrative	172,440	77,898	18,747	40,022	37,769	(1,996)
Corporate selling, general and administrative	53,583	-	3,196	3	7,928	42,456
Stock-based compensation	9,975	1,063	445	176	575	7,716
Depreciation and amortization	7,101	3,707	162	1,352	1,369	511
Impairment of goodwill, intangible assets, and long-lived assets	129,278	129,278	-	-	-	-
Total operating expenses	509,261	255,651	38,757	57,043	110,576	47,234
Operating (loss) income	(31,571)	(99,437)	14,131	18,452	85,631	(50,348)
INTEREST INCOME	6,967	-	-	-	-	6,967
INTEREST EXPENSE	56,196	222	-	-	2,559	53,415
GAIN ON RETIREMENT OF DEBT	2,356	-	-	-	-	2,356
OTHER INCOME, net	96,084	7	-	-	-	96,077
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	17,640	(99,652)	14,131	18,452	83,072	1,637
PROVISION FOR (BENEFIT FROM) INCOME TAXES	7,944	(21,937)	3,549	654	21,265	4,413
Net income (loss) from consolidated operations	9,696	(77,715)	10,582	17,798	61,807	(2,776)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(5,131)	-	-	-	-	(5,131)
NET INCOME (LOSS)	4,565	(77,715)	10,582	17,798	61,807	(7,907)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,515	-	-	-	-	2,515
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,050	$(77,715)	$10,582	$17,798	$61,807	$(10,422)

Adjusted EBITDA[2]	$128,379	$36,071	$14,895	$20,793	$88,764	$(32,144)

	Year Ended December 31, 2022
	(in thousands)

						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$484,604	$156,678	$43,117	$78,526	$209,871	$(3,588)
OPERATING EXPENSES:
Programming and technical	122,629	38,695	15,752	15,588	54,130	(1,536)
Selling, general and administrative	160,403	70,472	8,502	41,132	42,385	(2,088)
Corporate selling, general and administrative	49,854	-	3,404	7	8,062	38,381
Stock-based compensation	9,912	198	993	33	842	7,846
Depreciation and amortization	10,034	3,411	188	1,323	3,847	1,265
Impairment of goodwill, intangible assets, and long-lived assets	40,683	40,683	-	-	-	-
Total operating expenses	393,515	153,459	28,839	58,083	109,266	43,868
Operating income (loss)	91,089	3,219	14,278	20,443	100,605	(47,456)
INTEREST INCOME	939	-	-	-	-	939
INTEREST EXPENSE	61,751	198	-	314	7,676	53,563
GAIN ON RETIREMENT OF DEBT	6,718	-	-	-	-	6,718
OTHER INCOME (LOSS), net	16,083	(617)	-	266	-	16,434
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	53,078	2,404	14,278	20,395	92,929	(76,928)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	16,418	9,544	3,746	1,448	22,969	(21,289)
Net income (loss) from consolidated operations	36,660	(7,140)	10,532	18,947	69,960	(55,639)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	-	-	-	-	-	-
NET INCOME (LOSS)	36,660	(7,140)	10,532	18,947	69,960	(55,639)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,317	-	-	-	-	2,317
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$34,343	$(7,140)	$10,532	$18,947	$69,960	$(57,956)

Adjusted EBITDA[2]	$165,180	$47,756	$15,399	$21,804	$105,294	$(25,073)

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	Three Months Ended March 31, 2024
	(in thousands, unaudited)

						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$104,410	$36,351	$8,472	$13,968	$46,225	$(606)
OPERATING EXPENSES:
Programming and technical	32,659	11,329	3,483	3,503	14,600	(256)
Selling, general and administrative	39,737	18,396	2,441	7,461	12,117	(678)
Corporate selling, general and administrative	15,892	-	730	-	1,908	13,254
Stock-based compensation	1,384	122	29	41	561	631
Depreciation and amortization	1,850	883	41	417	125	384
Total operating expenses	91,522	30,730	6,724	11,422	29,311	13,335
Operating income (loss)	12,888	5,621	1,748	2,546	16,914	(13,941)
INTEREST INCOME	1,998	-	-	-	-	1,998
INTEREST EXPENSE	12,998	58	-	-	-	12,940
GAIN ON RETIREMENT OF DEBT	7,874	-	-	-	-	7,874
OTHER INCOME, net	886	-	-	-	-	886
Income (loss) from consolidated operations before provision for (benefit from) income taxes	10,648	5,563	1,748	2,546	16,914	(16,123)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2,502	(2,022)	548	(569)	4,098	447
Net income (loss) from consolidated operations	8,146	7,585	1,200	3,115	12,816	(16,570)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	-	-	-	-	(411)
NET INCOME (LOSS)	7,735	7,585	1,200	3,115	12,816	(16,981)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	242	-	-	-	-	242
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,493	$7,585	$1,200	$3,115	$12,816	$(17,223)

Adjusted EBITDA[2]	$21,545	$6,699	$1,809	$3,004	$17,600	$(7,566)

	Three Months Ended March 31, 2023
	(in thousands, unaudited)

						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$109,869	$35,180	$10,917	$15,071	$49,677	$(976)
OPERATING EXPENSES:
Programming and technical	33,854	10,331	4,032	3,434	16,440	(383)
Selling, general and administrative	36,715	15,941	2,718	7,876	10,817	(637)
Corporate selling, general and administrative	8,530	-	718	-	1,798	6,014
Stock-based compensation	3,278	176	268	40	328	2,466
Depreciation and amortization	2,597	917	40	337	965	338
Impairment of goodwill, intangible assets, and long-lived assets	16,775	16,775	-	-	-	-
Total operating expenses	101,749	44,140	7,776	11,687	30,348	7,798
Operating income (loss)	8,120	(8,960)	3,141	3,384	19,329	(8,774)
INTEREST INCOME	333	-	-	-	-	333
INTEREST EXPENSE	14,068	55	-	-	1,919	12,094
GAIN ON RETIREMENT OF DEBT	2,356	-	-	-	-	2,356
OTHER (EXPENSE), net	(312)		-	-	-	(312)
(Loss) income from consolidated operations before (benefit from) provision for income taxes	(3,571)	(9,015)	3,141	3,384	17,410	(18,491)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(1,160)	(1,759)	744	-	4,585	(4,730)
Net (loss) income from consolidated operations	(2,411)	(7,256)	2,397	3,384	12,825	(13,761)
NET (LOSS) INCOME	(2,411)	(7,256)	2,397	3,384	12,825	(13,761)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	511	-	-	-	-	511
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,922)	$(7,256)	$2,397	$3,384	$12,825	$(14,272)

Adjusted EBITDA[2]	$30,285	$9,022	$3,458	$3,761	$20,622	$(6,578)

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PAGE 14 -- URBAN ONE, INC. REPORTS YEAR END & FIRST QUARTER 2024 RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the year end and first fiscal quarter of 2024. The conference call is scheduled for Monday, June 10, 2024 at 4:30 p.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-844-291-5494; international callers may dial direct (+1) 409-207-6995. The Access Code is 9666446.

A replay of the conference call will be available from 7:30 p.m. EDT June 10, 2024 until 12:00 a.m. EDT June 17, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 1372800.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of June 07, 2024, we owned and/or operated 72 independently formatted, revenue producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.

Notes:

1  “Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net income (loss) before depreciation and amortization, income taxes, interest expense, interest income, noncontrolling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill, intangible assets, and long-lived assets and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

2  “Adjusted EBITDA: Adjusted EBITDA” consists of net income (loss) plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to noncontrolling interests, impairment of goodwill, intangible assets, and long-lived assets, stock-based compensation, (gain) loss on retirement of debt, employment agreement award and other compensation, corporate development costs, severance-related costs, investment income, loss from unconsolidated joint venture, less (2) other income, net and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (radio broadcasting, Reach Media, digital and cable television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.

3  For the three months ended December 31, 2023 and 2022, Urban One had 47,804,932 and 48,928,063 shares of common stock outstanding on a weighted average basis (basic), respectively. For the year ended December 31, 2023 and 2022, Urban One had 47,645,678 and 48,928,063 shares of common stock outstanding on a weighted average basis (basic), respectively. For the three months ended March 31, 2024 and 2023, Urban One had 48,385,386 and 47,320,832 shares of common stock outstanding on a weighted average basis (basic), respectively.

4  For the three months ended December 31, 2023 and 2022, Urban One had 47,804,932 and 52,174,337 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the year ended December 31, 2023 and 2022, Urban One had 50,243,810 and 52,174,337 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the three months ended March 31, 2024 and 2023, Urban One had 49,921,803 and 47,420,832 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.